Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2023 Third Quarter Results
SALT LAKE CITY, November 7, 2023 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three and nine months ended September 30, 2023.
Highlights for the three months ended September 30, 2023:

•Achieved net income attributable to common stockholders of $0.96 per diluted share, representing a 41.8% decrease compared to the same period in the prior year, primarily due to $54.2 million in transition costs related to the Life Storage Merger (as defined below).

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.69 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.02 per diluted share, representing an 8.6% decrease compared to the same period in the prior year.

•Increased same-store revenue by 1.9% and same-store net operating income (“NOI”) by 0.7% compared to the same period in the prior year.

•Reported ending same-store occupancy of 94.1% as of September 30, 2023, compared to 95.1% as of September 30, 2022.

•On July 20, 2023, the Company closed its merger with Life Storage, Inc. (“Life Storage” or “LSI”) in an $11.6 billion all-stock transaction (the “Life Storage Merger”), adding over 1,200 stores to the Extra Space Storage platform.

•Completed five obligor exchange offers and consent solicitations (together, the “Exchange Offers”) through which a total of $2.35 billion of Life Storage's senior notes were exchanged for senior notes of the same tenor of Extra Space Storage L.P.

•S&P Global upgraded all of its ratings on the Company to BBB+ stable.

•In addition to the stores acquired through the Life Storage Merger, the Company also acquired three operating stores for a total cost of approximately $18.5 million.

•In conjunction with joint venture partners, acquired two operating stores and one store at completion of construction (a “Certificate of Occupancy store” or “C of O store”) for a total cost of approximately $44.3 million, of which the Company invested $10.0 million.

•Originated $78.8 million in mortgage and mezzanine bridge loans and also sold $78.8 million in mortgage bridge loans.

•Added 49 stores (43 stores net) to the Company's third-party management platform, in addition to the stores added through the Life Storage Merger. As of September 30, 2023, the Company managed 1,282 stores for third parties and 471 stores in unconsolidated joint ventures, for a total of 1,753 managed stores.

•Paid two dividends totaling $1.62 per share.

Highlights for the nine months ended September 30, 2023:

•Achieved net income attributable to common stockholders of $3.78 per diluted share, representing a 22.7% decrease compared to the same period in the prior year, primarily due to $54.2 million in transition costs related to the Life Storage Merger.

•Achieved FFO of $5.67 per diluted share, and Core FFO of $6.08 per diluted share, representing a 4.3% decrease compared to the same period in the prior year.

•Increased same-store revenue by 3.9% and same-store NOI by 3.8% compared to the same period in the prior year.

•Acquired four operating stores and three C of O stores for a total cost of approximately $64.4 million.

•In conjunction with joint venture partners, acquired seven operating stores and one C of O store for a total cost of approximately $145.5 million, of which the Company invested $30.3 million.

•Originated $200.4 million in mortgage and mezzanine bridge loans and sold $137.1 million in mortgage bridge loans.

•Added 151 stores (134 stores net) to the Company's third-party management platform, in addition to the stores added through the Life Storage Merger.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We successfully completed our transformative merger with Life Storage in the quarter, and we have smoothly integrated its stores, team and systems onto the Extra Space Storage platform. We have reached our anticipated G&A expense savings run rate from the merger. We have also started optimizing pricing and marketing at the Life Storage properties, and we are on pace to reach our total synergies run rate during the first quarter of 2024.
Operationally, we maintained strong same-store occupancy in the quarter, averaging 94.4%, and increased same-store revenue 1.9%. We remain confident in the durable nature of self-storage and the strength of the Extra Space portfolio, which was enhanced through our recent merger with Life Storage.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2023 and 2022. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$188,350	$0.96	$220,719	$1.65	$587,064	$3.78	$656,428	$4.89
Impact of the difference in weighted average number of shares – diluted[2]		(0.04)		(0.11)		(0.22)		(0.30)
Adjustments:
Real estate depreciation	121,635	0.59	65,483	0.46	265,268	1.61	191,940	1.34
Amortization of intangibles	21,270	0.10	3,279	0.02	29,049	0.18	8,741	0.06
Gain on real estate transactions	—	—	—	—	—	—	(14,249)	(0.10)
Unconsolidated joint venture real estate depreciation and amortization	6,698	0.03	4,381	0.03	16,359	0.10	12,349	0.09
Distributions paid on Series A Preferred Operating Partnership units	—	—	(572)	—	(159)	—	(1,716)	(0.01)
Income allocated to Operating Partnership and other noncontrolling interests	10,506	0.05	15,407	0.11	35,982	0.22	45,249	0.32
FFO	$348,459	$1.69	$308,697	$2.16	$933,563	$5.67	$898,742	$6.29

Adjustments:
Life Storage Merger transition costs	54,174	0.26	—	—	54,174	0.33	—	—
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	8,228	0.04	—	—	8,228	0.05	—	—
Amortization of other intangibles related to the Life Storage merger, net of tax benefit	4,960	0.03	—	—	4,960	0.03	—	—
Transaction costs - Bargold	—	—	—	—	—	—	1,465	0.01
Property losses and tenant reinsurance claims due to hurricanes, net	—	—	6,200	0.05	—	—	6,200	0.05
CORE FFO	$415,821	$2.02	$314,897	$2.21	$1,000,925	$6.08	$906,407	$6.35

Weighted average number of shares – diluted[3]	205,740,209		142,799,777		164,505,514		142,838,642

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and nine months ended September 30, 2023 and 2022 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2023	2022	Change	2023	2022	Change
Same-store property revenues[2]
Net rental income	$382,006	$376,268	1.5%	$1,127,481	$1,088,337	3.6%
Other income	15,940	14,370	10.9%	44,012	39,322	11.9%
Total same-store revenues	$397,946	$390,638	1.9%	$1,171,493	$1,127,659	3.9%

Same-store operating expenses[2]
Payroll and benefits	$21,605	$21,239	1.7%	$63,233	$61,955	2.1%
Marketing	6,971	5,793	20.3%	19,841	17,481	13.5%
Office expense[3]	12,171	11,393	6.8%	36,120	33,307	8.4%
Property operating expense[4]	8,935	8,786	1.7%	26,712	25,643	4.2%
Repairs and maintenance	5,739	5,863	(2.1)%	17,930	19,603	(8.5)%
Property taxes	38,018	36,229	4.9%	106,633	104,594	1.9%
Insurance	4,874	3,731	30.6%	12,462	9,311	33.8%
Total same-store operating expenses	$98,313	$93,034	5.7%	$282,931	$271,894	4.1%

Same-store net operating income[2]	$299,633	$297,604	0.7%	$888,562	$855,765	3.8%

Same-store square foot occupancy as of quarter end	94.1%	95.1%		94.1%	95.1%

Average same-store square foot occupancy	94.4%	95.4%		94.0%	94.9%

Properties included in same-store	914	914		914	914

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and nine months ended September 30, 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
Life Storage Merger:
On July 20, 2023, the Company closed its previously announced merger with Life Storage. Under the terms of the Life Storage Merger, Life Storage stockholders received 0.895 of a share of common stock of the Company for each issued and outstanding share of Life Storage they owned for an estimated total consideration of $11.6 billion, based on the Company's closing share price on July 19, 2023.
Details related to Life Storage's same-store pool performance in the third quarter 2023, can be found in supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Other Acquisitions:
The following table (unaudited) outlines the Company’s other acquisitions and developments that are closed, completed or under agreement (dollars in thousands). Totals in the table do not include the stores or values associated with the Life Storage Merger.

	Closed/Completed through September 30, 2023		Closed/Completed Subsequent to September 30, 2023		Scheduled to Still Close/Complete in 2023		Total 2023		To Close/Complete in 2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	4	$23,150	1	$12,000	3	$19,325	8	$54,475	—	$—
C of O and Development Stores[1]	3	41,234	—	—	3	41,331	6	82,565	6	74,236
EXR Investment in Wholly-Owned Stores	7	64,384	1	12,000	6	60,656	14	137,040	6	74,236

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	7	23,268	—	—	—	—	7	23,268	—	—
EXR Investment in JV Development and C of O1	1	7,015	—	—	—	—	1	7,015	10	126,303
EXR Investment in Joint Ventures	8	30,283	—	—	—	—	8	30,283	10	126,303
Total EXR Investment	15	$94,667	1	$12,000	6	$60,656	22	$167,323	16	$200,539
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the three months ended September 30, 2023, the Company originated $78.8 million in bridge loans and also sold $78.8 million in bridge loans, resulting in outstanding balances of approximately $534.8 million at quarter end. The Company has an additional $110.2 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2023 and an additional $171.9 million under agreement to close in 2024. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Property Management:
As of September 30, 2023, the Company managed 1,282 stores for third-party owners and 471 stores owned in unconsolidated joint ventures, for a total of 1,753 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended September 30, 2023, the Company completed multiple capital transactions in conjunction with the Life Storage Merger. The Company retired $1.2 billion in balances on Life Storage's line of credit which included $375.0 million that Life Storage used to pay off its private placement notes in connection with the closing. The Company also paid off and/or defeased $32.0 million in secured loans. These transactions were funded by draws on the Company's revolving credit facility and on an undrawn term loan within the credit facility of $1.0 billion, which was added to the credit facility in the second quarter of 2023.
On July 25, 2023, the Company completed the Exchange Offers related to Life Storage's 3.5% Senior Notes due 2026, its 3.9% Senior Notes due 2027, its 4.0% Senior Notes due 2029, its 2.2% Senior Notes due 2030 and its 2.4% Senior Notes due 2031. Upon the closing of the Exchange Offers, a total of $2.35 billion of Life Storage's senior notes were exchanged for senior notes of the same tenor of Extra Space Storage L.P. Remaining Life Storage senior note balances which were not exchanged total $48.9 million and no longer have any financial reporting requirements or covenants.
Additional details of the Exchange Offers, including participation by senior note tranche, can be found in the Company's press release and Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 25, 2023.
Upon completion of the Exchange Offers, on July 25, 2023, S&P Global upgraded all of its ratings on the Company to BBB+ stable. The upgrade resulted in reductions of the interest rate spreads of the various tranches of debt in the Company's credit facility. Revised terms of the credit facility, as well as terms of the exchanged senior notes are included in the detailed debt schedule in the Company's supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
During the three months ended September 30, 2023, the Company did not issue any shares on its ATM program, and it currently has $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of September 30, 2023, the Company had authorization to purchase up to an additional $337.0 million under the program.
As of September 30, 2023, the Company’s percentage of fixed-rate debt to total debt was 70.3%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 75.1%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.6% and 6.4%, respectively. The combined weighted average interest rate was 4.4% with a weighted average maturity of approximately 4.7 years.

Dividends:
On July 19, 2023, the Company paid a dividend of $1.01 per share to stockholders of record at the close of business on July 13, 2023, in conjunction with the Life Storage Merger.
On September 29, 2023, the Company paid a third quarter common stock dividend of $0.61 per share to stockholders of record at the close of business on September 15, 2023.
The pre-closing merger dividend was attributed to the total amount paid for the third quarter, so that between the pre-closing merger dividend and the September 29, 2023 quarterly dividend, Extra Space stockholders received a total dividend of $1.62 per share, consistent with the amount that the Company's board of directors declared for the previous quarter and would have otherwise declared for the entire third quarter but for the Life Storage Merger closing.

Outlook:
The following table outlines the Company's prior period and revised Core FFO estimates and annual assumptions for the year ending December 31, 20231, INCLUDING THE IMPACT OF THE LIFE STORAGE MERGER.

	Ranges for 2023 Annual Assumptions		Prior Ranges for 2023 Annual Assumptions		Notes
	(November 7, 2023)		(August 3, 2023)
	Low	High	Low	High
Core FFO	$8.05	$8.20	$8.00	$8.25	Includes dilutive impact of Life Storage Merger
Dilution per share from C of O and value add acquisitions	$0.23	$0.23	$0.23	$0.23
Same-store revenue growth	2.75%	3.50%	2.50%	3.50%	Same-store pool of 914 stores
Same-store expense growth	4.00%	5.00%	3.50%	4.50%	Same-store pool of 914 stores
Same-store NOI growth	2.25%	3.25%	2.00%	3.50%	Same-store pool of 914 stores
Weighted average one-month SOFR	5.02%	5.02%	5.05%	5.05%

Net tenant reinsurance income	$178,000,000	$180,000,000	$158,500,000	$159,500,000
Management fees and other income	$102,000,000	$103,000,000	$89,000,000	$90,000,000
Interest income	$84,000,000	$85,000,000	$83,000,000	$84,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$149,500,000	$151,000,000	$138,500,000	$139,500,000	Includes non-cash compensation
Average monthly cash balance	$118,000,000	$118,000,000	$50,000,000	$50,000,000
Equity in earnings of real estate ventures	$54,500,000	$55,500,000	$53,000,000	$54,000,000	Includes dividends from SmartStop preferred investments
Interest expense	$418,500,000	$421,000,000	$339,500,000	$342,500,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	$18,500,000	$19,000,000	N/A	N/A	Amortization of LSI debt mark-to-market; excluded from Core FFO
Income Tax Expense	$21,500,000	$22,500,000	$23,000,000	$24,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$185,000,000	$185,000,000	$200,000,000	$200,000,000	Represents the Company's investment and excludes Life Storage Merger
Bridge loans outstanding	$550,000,000	$550,000,000	$600,000,000	$600,000,000	Represents the Company's average retained loan balances for 2023
Weighted average share count	179,000,000	179,000,000	144,000,000	144,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, November 8, 2023, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN:
https://register.vevent.com/register/BI89a07bf824bc43fbb3c4b4ac570a6b43.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on November 8, 2023.

Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year, statements concerning the impact of the Life Storage Merger and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to realize the expected benefits of the Life Storage Merger;
•the risk that Life Storage’s business will not be fully integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, including our ability to retain and hire key personnel;
•the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage Merger;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our or Life Storage's properties, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including transition costs, non-cash interest related to the fair value of debt and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 914 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The

Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole. No modification has been made to the same-store pool to include any assets acquired from Life Storage.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2023, the Company owned and/or operated 3,651 self-storage stores in 42 states and Washington, D.C. The Company’s stores comprise approximately 2.5 million units and approximately 279.0 million square feet of rentable space operating under the Extra Space, Life Storage and Storage Express brands. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Real estate assets, net	$24,556,678	$9,997,978
Real estate assets - operating lease right-of-use assets	248,483	221,725
Investments in unconsolidated real estate entities	1,077,548	582,412
Investments in debt securities and notes receivable	891,311	858,049
Cash and cash equivalents	216,121	92,868
Other assets, net	635,677	414,426
Total assets	$27,625,818	$12,167,458
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,276,555	$1,288,555
Unsecured term loans, net	3,247,076	2,340,116
Unsecured senior notes, net	5,805,448	2,757,791
Revolving lines of credit	623,000	945,000
Operating lease liabilities	242,441	229,035
Cash distributions in unconsolidated real estate ventures	69,445	67,352
Accounts payable and accrued expenses	430,124	171,680
Other liabilities	365,028	289,655
Total liabilities	12,059,117	8,089,184
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,276,086 and 133,921,020 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	2,113	1,339
Additional paid-in capital	14,742,973	3,345,332
Accumulated other comprehensive income	44,912	48,798
Accumulated deficit	(252,877)	(135,872)
Total Extra Space Storage Inc. stockholders' equity	14,537,121	3,259,597
Noncontrolling interest represented by Preferred Operating Partnership units, net	222,940	261,502
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	806,640	557,175
Total noncontrolling interests and equity	15,566,701	4,078,274
Total liabilities, noncontrolling interests and equity	$27,625,818	$12,167,458

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2023 and 2022
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Property rental	$650,887	$428,787	$1,525,596	$1,216,639
Tenant reinsurance	69,128	47,869	165,265	138,093
Management fees and other income	28,019	22,246	71,609	62,720
Total revenues	748,034	498,902	1,762,470	1,417,452
Expenses:
Property operations	185,194	114,577	416,997	322,371
Tenant reinsurance	19,130	10,770	37,701	25,349
Transaction costs	—	—	—	1,465
Life Storage Merger transition costs	54,174	—	54,174	—
General and administrative	37,406	32,275	107,011	93,288
Depreciation and amortization	152,338	71,423	309,914	208,396
Total expenses	448,242	229,045	925,797	650,869
Gain on real estate transactions	—	—	—	14,249
Income from operations	299,792	269,857	836,673	780,832
Interest expense	(122,899)	(56,245)	(289,370)	(146,249)
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	(8,228)	—	(8,228)	—
Interest income	22,092	18,125	62,607	52,174
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	190,757	231,737	601,682	686,757
Equity in earnings and dividend income from unconsolidated real estate entities	15,043	11,149	38,602	30,436
Income tax expense	(6,944)	(6,760)	(17,238)	(15,516)
Net income	198,856	236,126	623,046	701,677
Net income allocated to Preferred Operating Partnership noncontrolling interests	(2,253)	(4,454)	(6,761)	(13,278)
Net income allocated to Operating Partnership and other noncontrolling interests	(8,253)	(10,953)	(29,221)	(31,971)
Net income attributable to common stockholders	$188,350	$220,719	$587,064	$656,428
Earnings per common share
Basic	$0.96	$1.65	$3.78	$4.89
Diluted	$0.96	$1.65	$3.78	$4.89
Weighted average number of shares
Basic	195,324,444	133,913,652	155,112,071	134,094,490
Diluted	195,328,020	141,504,215	155,116,149	141,567,845
Cash dividends paid per common share	$1.62	$1.50	$4.86	$4.50

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended September 30, 2023 and 2022 (In thousands) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income	$198,856	$236,126	$623,046	$701,677
Adjusted to exclude:
Gain on real estate transactions	—	—	—	(14,249)
Equity in earnings and dividend income from unconsolidated real estate entities	(15,043)	(11,149)	(38,602)	(30,436)
Interest expense	122,899	56,245	289,370	146,249
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	8,228	—	8,228	—
Depreciation and amortization	152,338	71,423	309,914	208,396
Income tax expense	6,944	6,760	17,238	15,516
Transaction costs	—	—	—	1,465
Life Storage Merger transition costs	54,174	—	54,174	—
General and administrative	37,406	32,275	107,011	93,288
Management fees, other income and interest income	(50,111)	(40,371)	(134,216)	(114,894)
Net tenant insurance	(49,998)	(37,099)	(127,564)	(112,744)
Non same-store rental revenue	(252,941)	(38,149)	(354,103)	(88,980)
Non same-store operating expense	86,881	21,543	134,066	50,477
Total same-store net operating income	$299,633	$297,604	$888,562	$855,765

Same-store rental revenues	397,946	390,638	1,171,493	1,127,659
Same-store operating expenses	98,313	93,034	282,931	271,894
Same-store net operating income	$299,633	$297,604	$888,562	$855,765

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share (excluding impact of Life Storage Merger) — for the Year Ending December 31, 2023 - Unaudited

	For the Year Ending December 31, 2023
	Low End	High End
Net income attributable to common stockholders per diluted share	$4.64	$4.80
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.28	0.28
Net income attributable to common stockholders for diluted computations	4.92	5.08

Adjustments:
Real estate depreciation	2.21	2.21
Amortization of intangibles	0.29	0.29
Unconsolidated joint venture real estate depreciation and amortization	0.13	0.13
Funds from operations attributable to common stockholders	7.55	7.70

Adjustments:
Life Storage Merger transition costs	0.33	0.33
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	0.11	0.11
Amortization of other intangibles related to the Life Storage merger, net of tax benefit	0.07	0.07
Core funds from operations attributable to common stockholders	$8.05	$8.20

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income (excluding impact of Life Storage Merger) — for the Year Ending December 31, 2023 (In thousands) - Unaudited

	For the Year Ending December 31, 2023
	Low	High

Net Income	$892,567	$919,067
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(54,500)	(55,500)
Interest expense	421,000	418,500
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	19,000	18,500
Depreciation and amortization	470,858	470,858
Income tax expense	22,500	21,500
General and administrative	151,000	149,500
Management fees and other income	(102,000)	(103,000)
Interest income	(84,000)	(85,000)
Net tenant reinsurance income	(178,000)	(180,000)
Non same-store rental revenues	(609,059)	(609,059)
Non same-store operating expenses	228,634	228,634
Total same-store net operating income[1]	$1,178,000	$1,194,000

Same-store rental revenues[1]	1,558,000	1,570,000
Same-store operating expenses[1]	380,000	376,000
Total same-store net operating income[1]	$1,178,000	$1,194,000

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2023 same-store pool of 914 stores.